Exhibit 99.3

Broadcast Operations Of Schurz Communications, Inc. Combined Financial Statements as of and for the Year Ended December 31, 2014, and Independent Auditors’ Report

BroadcasT Operations of SCHURZ COMMUNICATIONS, INC.

TABLE OF CONTENTS

Page

INDEPENDENT AUDITORS’ REPORT	1–2

COMBINED FINANCIAL STATEMENTS AS OF AND FOR THE YEAR ENDED DECEMBER 31, 2014:

Balance Sheet	3

Statement of Income	4

Statement of Parent’s Equity	5

Statement of Cash Flows	6–7

Notes to Combined Financial Statements	8–22

INDEPENDENT AUDITORS’ REPORT

To the Board of Directors and Stockholders of Schurz Communications, Inc.:

We have audited the accompanying combined financial statements of the Broadcast Operations of Schurz Communications, Inc. (the “Company”, “Companies” or “Broadcast”), a group of wholly-owned businesses of Schurz Communications, Inc. (the “Parent” or “Schurz”), which comprise the combined balance sheet as of December 31, 2014, and the related combined statements of income, Parent’s equity, and cash flows for the year then ended, and the related notes to the combined financial statements. These Companies are under common ownership.

Management’s Responsibility for the Combined Financial Statements

Management is responsible for the preparation and fair presentation of these combined financial statements in accordance with accounting principles generally accepted in the United States of America; this includes the design, implementation, and maintenance of internal control relevant to the preparation and fair presentation of combined financial statements that are free from material misstatement, whether due to fraud or error.

Auditors’ Responsibility

Our responsibility is to express an opinion on these combined financial statements based on our audit. We conducted our audit in accordance with auditing standards generally accepted in the United States of America. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the combined financial statements are free from material misstatement.

An audit involves performing procedures to obtain audit evidence about the amounts and disclosures in the combined financial statements. The procedures selected depend on the auditor’s judgment, including the assessment of the risks of material misstatement of the combined financial statements, whether due to fraud or error. In making those risk assessments, the auditor considers internal control relevant to the Company’s preparation and fair presentation of the combined financial statements in order to design audit procedures that are appropriate in the circumstances, but not for the purpose of expressing an opinion on the effectiveness of the Company’s internal control. Accordingly, we express no such opinion. An audit also includes evaluating the appropriateness of accounting policies used and the reasonableness of significant accounting estimates made by management, as well as evaluating the overall presentation of the combined financial statements.

We believe that the audit evidence we have obtained is sufficient and appropriate to provide a basis for our audit opinion.

Opinion

In our opinion, the combined financial statements referred to above present fairly, in all material respects, the financial position of the Broadcast Operations of Schurz Communications, Inc. as of December 31, 2014, and the results of their operations and their cash flows for the year then ended in accordance with accounting principles generally accepted in the United States of America.

Emphasis of Matter

As discussed in Note 2 to the combined financial statements, the accompanying financial statements have been prepared from the separate records maintained by the Parent and may not be indicative of the conditions that would have existed or the results of operations if the Company had been operated as an unaffiliated company. Portions of certain income and expenses represent allocations made from Schurz Communications, Inc. for items applicable to the Company as a whole. Our opinion is not modified with respect to this matter.

/s/ Deloitte and Touche LLP

Indianapolis, Indiana
December 21, 2015

BROADCAST OPERATIONS
OF SCHURZ COMMUNICATIONS, INC.

COMBINED BALANCE SHEET
AS OF DECEMBER 31, 2014
(Amounts in thousands)

2014
ASSETS

CURRENT ASSETS:
Cash and cash equivalents	$1,251
Accounts receivable, less allowance for doubtful accounts of $635	20,981
Prepaid expenses and other current assets	2,498
Current portion of television program rights	3,278

Total current assets	28,008

PROPERTY AND EQUIPMENT—Net	107,129

INTANGIBLE ASSETS—Net	70,936

GOODWILL	48,635

DUE FROM PARENT	10,738

TELEVISION PROGRAM RIGHTS—LESS CURRENT PORTION, AND OTHER ASSETS	2,565

TOTAL	$268,011

LIABILITIES AND SHAREHOLDERS’ EQUITY

CURRENT LIABILITIES:
Accounts payable	$2,555
Accrued expenses	10,601
Unexpired subscriptions and deposits	367
Current portion of liabilities under television program rights	3,183
Current portion of long-term debt	750

Total current liabilities	17,456

LONG-TERM DEBT—Due to Parent	289,932

LONG-TERM DEBT—Less current portion	6,409

OTHER LIABILITIES	1,001

SUPPLEMENTAL DEFERRED COMPENSATION PLAN	10,905

OTHER NONQUALIFIED BENEFIT PLANS	3,533

Total liabilities	329,236

COMMITMENTS AND CONTINGENCIES (Note 11)

PARENT’S EQUITY IN BROADCAST	(61,225)

TOTAL	$268,011

See notes to combined financial statements.

BROADCAST OPERATIONS
OF SCHURZ COMMUNICATIONS, INC.

COMBINED STATEMENT OF INCOME
FOR THE YEAR ENDED DECEMBER 31, 2014
(Amounts in thousands)

2014

NET REVENUES	$152,279

OPERATING COSTS AND EXPENSES	108,081

DEPRECIATION	10,388

AMORTIZATION OF INTANGIBLES	977

Total operating expenses	119,446

OPERATING INCOME	32,833

OTHER EXPENSE:
Interest expense—On debt due to Parent	12,879
Interest expense	186
Other expense	5

Total other expense	13,070

NET INCOME	$19,763

See notes to combined financial statements.

BROADCAST OPERATIONS
OF SCHURZ COMMUNICATIONS, INC.

COMBINED STATEMENT OF PARENT’S EQUITY
FOR THE YEAR ENDED DECEMBER 31, 2014
(Amounts in thousands)

Parent's Equity in
Broadcast

Balance at January 1, 2014	$(28,828)

Net income	19,763
Net distributions to Parent	(52,160)

Balance at December 31, 2014	$(61,225)

See notes to combined financial statements.

BROADCAST OPERATIONS
OF SCHURZ COMMUNICATIONS, INC.

COMBINED STATEMENT OF CASH FLOWS
FOR THE YEAR ENDED DECEMBER 31, 2014
(Amounts in thousands)

2014

CASH FLOWS FROM OPERATING ACTIVITIES:
Net income	$19,763
Adjustments to reconcile net income to net cash provided by operating activities:
Depreciation and amortization	11,365
Amortization of television program rights	4,753
Payments of television program rights	(4,773)
Net loss on disposal of assets	1,006
Changes in certain assets and liabilities—net of acquisitions:
Accounts receivable	(1,174)
Prepaid expenses and other assets	171
Accounts payable	908
Accrued expenses and other liabilities	2,094
Benefit plans	1,175

Net cash provided by operating activities	35,288

CASH FLOWS FROM INVESTING ACTIVITIES:
Purchases of property and equipment	(23,749)
Proceeds from sales of property and equipment	938
Repayments from Parent—net	27,873
Acquisition of business—net of cash acquired	(9,880)
Other	754

Net cash used in investing activities	(4,064)

CASH FLOWS FROM FINANCING ACTIVITIES:
Borrowings on long-term debt due to Parent	21,839
Payments on long-term debt	(747)
Distributions and other payments to Parent	(52,160)

Net cash used in financing activities	(31,068)

NET INCREASE IN CASH AND CASH EQUIVALENTS	156

CASH AND CASH EQUIVALENTS:
Beginning of year	1,095

End of year	$1,251

BROADCAST OPERATIONS
OF SCHURZ COMMUNICATIONS, INC.

COMBINED STATEMENT OF CASH FLOWS
FOR THE YEAR ENDED DECEMBER 31, 2014
(Amounts in thousands)

2014

SUPPLEMENTAL CASH FLOW INFORMATION
Cash paid during the year for:
Interest—On debt due to Parent, net of amounts capitalized	$12,879

Interest	$186

Cash income tax refund received	$(24)

Noncash activities for:
Recognition of program rights and related obligations	$5,756

Liabilities assumed in purchases of property and equipment	$172

See notes to combined financial statements.

broadcast operations OF schurz communications, inc.

NOTES TO COmbined FINANCIAL STATEMENTS

AS OF AND FOR THE YEAR ENDED DECEMBER 31, 2014

(Dollar amounts in thousands)

1.	Description of Business

The Broadcast Operations of Schurz Communications, Inc. (“Broadcast,” the “Company,” “we,” “us,” and “our”) is a privately owned, multi-state, broadcast communications division of Schurz Communications, Inc. (“Schurz” or the “Parent”), headquartered in Mishawaka, Indiana. Schurz owns and operates the following television and radio stations in Broadcast:

	Network	Community
Call Letters	Affiliation	Served	Operating Entity

KTUU	NBC	Anchorage, AK	Northern Lights Media, Inc.
KYTV	NBC	Springfield, MO	KY3, Inc.
KYTV-D2	Weather	Springfield, MO	KY3, Inc.
KYTV-D3	CoziTV	Springfield, MO	KY3, Inc.
K15CZ-D	CW	Springfield, MO	KY3, Inc.
KSPR	ABC	Springfield, MO	Perkin Media Agreement
KSPR-D3	AntennaTV	Springfield, MO	Perkin Media Agreement
K17DL-D	Independent	Branson, MO	BVTV Agreement
KWCH	CBS	Wichita, KS	Sunflower Broadcasting, Inc.
KSCW	CW	Wichita, KS	Sunflower Broadcasting, Inc.
KWCH-D2	Weather	Wichita, KS	Sunflower Broadcasting, Inc.
WDBJ	CBS	Roanoke, VA	WDBJ Television, Inc.
WDBJ-D2	MyNetworkTV	Roanoke, VA	WDBJ Television, Inc.
WSBT	CBS	South Bend, IN	WSBT, Inc.
WSBT-D2	Independent	South Bend, IN	WSBT, Inc.
WSBT-D3	Weather	South Bend, IN	WSBT, Inc.
WAGT	NBC	Augusta, GA	WAGT Television, Inc.
WAGT-D2	CW	Augusta, GA	WAGT Television, Inc.
KOTA	ABC	Rapid City, SD	Rushmore Media Company, Inc.
KOTA-D2	MeTV	Rapid City, SD	Rushmore Media Company, Inc.
KOTA-D3	ThisTV	Rapid City, SD	Rushmore Media Company, Inc.
KFXS FM	Radio	Rapid City, SD	Rushmore Media Company, Inc.
KRCS FM	Radio	Rapid City, SD	Rushmore Media Company, Inc.
KOUT FM	Radio	Rapid City, SD	Rushmore Media Company, Inc.
KKMK FM	Radio	Rapid City, SD	Rushmore Media Company, Inc.
WNSN FM	Radio	South Bend, IN	Douglas Road Radio, Inc. Agreement
WSBT AM/FM	Radio	South Bend, IN	Douglas Road Radio, Inc. Agreement
WHFB FM	Radio	South Bend, IN	Douglas Road Radio, Inc. Agreement
WZOC FM	Radio	South Bend, IN	Douglas Road Radio, Inc. Agreement
WASK FM	Radio	Lafayette, IN	WASK, Inc.
WKHY FM	Radio	Lafayette, IN	WASK, Inc.
WKOA FM	Radio	Lafayette, IN	WASK, Inc.
WXXB FM	Radio	Lafayette, IN	WASK, Inc.
WASK AM	Radio	Lafayette, IN	WASK, Inc.

Schurz also owns and operates other businesses in Publishing and Cable (“Schurz’ Other Businesses”), whose activities are not included in these combined financial statements.

2.	BASIS OF PRESENTATION and SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

Basis of Presentation—The combined financial statements have been prepared on a stand-alone basis and were derived from Schurz’ consolidated financial statements and accounting records. The combined financial statements include the accounts of Broadcast, and its majority-owned, and certain affiliated investee entities combined under Financial Accounting Standards Board (FASB) guidance and regulation S-X of the Securities and Exchange Commission (SEC). The combined financial statements of Broadcast do not include any components of other comprehensive income for the year ended December 31, 2014, and thus a combined statement of comprehensive income is not required to be presented. The activities of majority-owned and affiliated investee entities are combined as a result of certain loan guaranties (see Note 7) and local marketing and services agreements (see Note 10). Noncontrolling interest is not significant to Broadcast’s combined financial statements. All intercompany accounts and transactions between and among Broadcast entities have been eliminated. Material transactions between Broadcast and the Parent and between Broadcast and Schurz’ Other Businesses (the “Related Party” or “Related Parties”) are reported as Parent and Related Party transactions, respectively. The financial information included herein may not necessarily reflect Broadcast’s financial position, results of operations and cash flows in the future or what Broadcast’s financial position, results of operations and cash flows would have been had Broadcast been operating as a separate stand-alone entity during the period presented.

Schurz on behalf of Broadcast performs certain cash management, treasury and other administrative functions. Such functions include, but are not limited to, accounting, legal, treasury, tax, risk management, digital sales support, IT, human resources, and certain employee benefit related functions. Applicable common expenses incurred by Schurz have been allocated to Broadcast and included in the accompanying financial statements (see Note 3). Management believes the assumptions and methodologies underlying the allocation of these expenses are reasonable. However, they may not be indicative of the actual expense that would have been incurred had Broadcast been operating as a separate stand-alone entity or of the actual expense expected to be incurred in the future.

Use of Estimates in the Preparation of Financial Statements—The preparation of financial statements in conformity with accounting principles generally accepted in the United States of America (“US GAAP”) requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements and the reported amounts of revenues and expenses during the reporting period. Actual results could differ from those estimates.

Sale of Broadcast Operations—On September 14, 2015, Schurz and Gray Television Group, Inc., a wholly-owned subsidiary of Gray Television Inc. (“Gray”) entered into an asset purchase agreement (the “Agreement”), whereby Schurz together with Broadcast has agreed to sell all of the television and radio stations owned by Schurz for $442.5 million inclusive of working capital (the “Broadcast Sale”). The Agreement contains representations and warranties customary for transactions of this type. Schurz and Broadcast have also agreed to various covenants contained in the Agreement, including, among other things, to continue to operate its business in the ordinary course consistent with past practice, not to take certain actions prior to the closing of the Broadcast Sale without the consent of Gray, and certain non-solicit and non-negotiation covenants. Consummation of the Broadcast Sale is subject to various customary closing conditions, including the expiration or termination of the waiting period under the Hart-Scott-Rodino Antitrust Improvement Act of 1976 and regulatory approval from the Federal Communications Commission (“FCC”). Closing is currently expected to occur in the first quarter of 2016.

Cash and Cash Equivalents—Cash and cash equivalents represent operating cash on hand, in Broadcast’s local depositories. Broadcast participates in Parent’s centralized cash concentration and management system. Broadcast transfers available funds in the local depositories to the Parent daily. Broadcast’s net cash on account with Parent is recorded as due from Parent.

Revenue Recognition—Net Revenues consist of Broadcast advertising and retransmission consent revenues. Broadcast advertising revenue is generated primarily from the sale of radio and television advertising time to local, national and political advertisers. Advertising revenue is recognized upon airing. Accounts receivable are primarily from the sales of advertising in connection with radio and television broadcasting operations. Broadcast does not require collateral for these receivables and records any tax assessed by a governmental authority that is directly imposed on a revenue-producing transaction between Broadcast and its customers on a net basis. Retransmission consent revenue consists of payments to us from cable, satellite and other multiple video program distribution systems for their retransmission of our broadcast signals. Retransmission consent revenue is recognized as earned over the life of the retransmission consent contract.

Property and Equipment—Property and equipment are stated at original cost less accumulated depreciation. Related maintenance and repairs are expensed when incurred. The components of property and equipment at December 31, 2014, were as follows:

2014

Land	$12,563
Buildings and improvements	73,858
Machinery and equipment	96,297
Furniture and fixtures	4,067
Automobiles and trucks	5,972
Other	3,045

Property and equipment	195,802

Accumulated depreciation	(88,673)

Property and equipment—net	$107,129

Depreciation is computed using the straight-line method over the estimated useful life for the following asset classifications:

Buildings and improvements	20–40 years
Machinery and equipment	5–10 years
Furniture and fixtures	10 years
Automobiles and trucks	7 years

Impairment of Long-Lived Assets—The property, equipment and finite lived intangibles are reviewed for possible impairment if there is an indicator of impairment. The primary financial indicator used by Broadcast to assess the recoverability of its long-lived assets held and used is undiscounted future cash flows from operations. The amount of impairment, if any, is measured based on estimated fair value or discounted future cash flows. Management concluded that there were no indicators of impairment during the year ended December 31, 2014.

Goodwill and Other Intangible Assets—Intangible assets include customer lists, licenses, trademarks, agreements, contracts and other intangible assets related to certain acquisitions.

Intangible assets with finite lives are amortized over their estimated useful lives using primarily straight-line basis. Other intangible assets consisting primarily of Federal Communications Commission (the “FCC”) licenses are not amortized as they are considered to have indefinite useful lives. These indefinite-lived intangible assets are reviewed for impairment annually by management based on their respective fair values. Impairment losses, if any, are recognized in the statement of income as impairment of intangibles to the extent that carrying values exceed fair values. No impairment losses related to indefinite-lived intangible assets were measured and recorded in 2014.

Goodwill represents the allocated purchase price in excess of the fair value of identified tangible and intangible assets related to certain acquisitions. Goodwill is not amortized and is tested for impairment annually. Impairment losses, if any, are recorded in the statement of income as impairment of intangibles. No impairment losses related to goodwill were measured and recorded in 2014.

Television Program Rights—A television program right represents Broadcast’s right to air a specific program a certain number of times over a contractual period. The total cost of television program rights is recorded as an asset and liability when the program is available for broadcast. The total license fee payable under a television program right is reduced as payments are made over the agreement. The asset recorded represents the Company’s right to air a specific program a certain amount of times over the life of the contract. These assets are amortized during the license period as programs are televised. The current portion of television program rights represents those rights which will be amortized in the succeeding year. These program rights are stated at the lower of amortized cost or estimated net realizable value. No impairment charges were measured and recorded in 2014. The liability for program rights represents the monetary portion of the contract that is not yet paid, and is not discounted for imputed interest.

Income Taxes—All of the Broadcast entities have elected S-Corporation status and are disregarded entities for federal income tax purposes. Certain other affiliated Broadcast entities have elected C-Corporation status and pay federal and state income taxes directly. C-Corporation income taxes are not significant to Broadcast’s combined financial statements.

Distributions—Distributions represent payments to Parent.

Fair Value of Financial Instruments—The carrying value of cash equivalents, accounts receivable, and accounts payable approximates fair value at December 31, 2014, because of the relatively short maturities.

The carrying value of long-term debt approximates fair value at December 31, 2014, because the interest rates of these instruments reset based on current market rates.

Key Employee Stock Unit Plan—The Parent accounts for its Key Employee Stock Unit Plan (KEYSUP) as a liability award plan. Compensation costs related to share-based payment transactions are allocated to Broadcast in proportion to plan participation and is recognized in operating costs and expenses in the combined statement of income. The Parent has elected to measure its share-based liability based on intrinsic value (see Note 9).

Recently Issued Accounting Standards—

In April 2014, the FASB issued ASU 2014-08, Presentation of Financial Statements (Topic 205) and Property, Plant, and Equipment (Topic 360). The standard provides guidance that includes amendments that change the requirements for reporting discontinued operations and require additional disclosures about discontinued operations. Under the new guidance, only disposals representing a strategic shift in operations that have, or will have, a major effect on the organization’s operations and financial results should be presented as discontinued operations. Additionally, this guidance requires expanded disclosures about discontinued operations that will provide financial statement users with more information about the assets, liabilities, income, and expenses of discontinued operations. The guidance will be applied prospectively to annual periods beginning on or after December 15, 2014, and interim periods within those years, with early adoption permitted. This accounting standard will not have a significant impact on the combined financial statements.

In May 2014, the FASB issued ASU 2014-09, Revenue from Contracts with Customers (Topic 606).The standard provides guidance that outlines a single comprehensive model for entities to use in accounting for revenue arising from contracts with customers. In August 2015, the FASB subsequently issued guidance which approved a one year deferral of the guidance for annual reporting periods (including interim reporting periods for the subsequent annual period), beginning after December 15, 2018. Early adoption is permitted as of the original effective date for annual reporting periods (including interim reporting periods for the subsequent annual period) beginning after December 15, 2016. Broadcast is currently evaluating the impact of the adoption of this guidance on the combined financial statements.

In August 2014, the FASB issued ASU 2014-15, Presentation of Financial Statements—Going Concern (Subtopic 205-40), Disclosure of Uncertainties About an Entity’s Ability to Continue as a Going Concern. The standard provides guidance that addresses management’s responsibility should it become necessary to evaluate whether there is substantial doubt about a company’s ability to continue as a going concern and to provide related footnote disclosures. The guidance further provides that should it become necessary the evaluation should be based on relevant conditions and events that are known and reasonably knowable at the date that the financial statements are issued. The guidance is effective for fiscal years ending after December 15, 2016 and for interim periods within those fiscal years, with early adoption permitted. Broadcast does not believe this accounting standard will have an impact on the combined financial statements.

3.	Agreements and Transactions with Related Parties

Shared Services and Corporate Costs—Broadcast benefits from certain governance and corporate functions provided by Parent. Such functions include, but are not limited to, accounting, legal, treasury, tax, risk management, digital sales support, IT, human resources, and certain employee benefit related functions. Broadcast’s combined statement of income includes cost allocations for such services of $7,556 in 2014, reported as a component of operating costs and expenses in the combined statement of income.

Cash Management, Financing and Financial Instruments—Parent uses a centralized approach to cash management and financing of operations. Broadcast cash is available for use and “swept” daily by Parent and has been reflected as Due from Parent at December 31, 2014. Parent also funds Broadcast operating and investing activities as needed. Transfers of cash both to and from Parent reflecting certain intercompany transactions that are of a long-term investment nature and corporate allocation adjustments are recorded as a component of Parent’s equity in Broadcast on the combined balance sheet at December 31, 2014.

Notes Payable to Parent—The Broadcast entities entered into “evergreen” agreements with Parent for financing consisting of secured notes at a floating interest rate with annual payments of interest. Note principal is advanced or paid annually based upon Broadcast’s projected net cash position at December 31. The floating rate is changed annually based upon the twelve-month LIBOR plus 150 to 300 basis points and was 5.0% at December 31, 2014. Debt due to Parent at December 31, 2014, was $289,932.

Contractual Agreements of the Parent—Broadcast benefits from certain contractual agreements of Parent to utilize certain services and assets for Broadcast operations. These services and transactions include:

●	shared service agreements covering accounting, accounts payable processing, payroll processing, human resources, and employee benefits administration, and other administrative services;

●	software licensing, cloud computing, computer and networking maintenance, end user support, and other information technology services;

●	cash concentration and management, financing, merchant services, credit card, and other treasury services;

●	retransmission consent negotiation, network affiliation and programming, and other operational services

The contract pricing associated with these services and assets may not be transferable to another party. The revenues and costs associated with these contractual agreements have been included within the combined financial statements.

Agreements and Transactions with Schurz’ Other Businesses—Certain Broadcast entities have agreements and transactions with Schurz’ Other Businesses in the normal course of business. These transactions do not necessarily represent arm’s length transactions and may not represent all costs if conducted with independent customers or vendors. The total revenues and costs related to these transactions are not significant to Broadcast’s combined financial statements.

4.	GOODWILL AND OTHER INTANGIBLE ASSETS

Goodwill—The carrying value of goodwill is reviewed for impairment annually and more frequently if an event occurs or conditions change that would more likely than not reduce the fair value of a reporting unit below its carrying value. Such indicators of impairment include, but are not limited to, changes in business climate and operating or cash flow losses. Testing for impairment is a two-step process. The first step is the estimation of the fair value of the reporting unit, which is then compared to the carrying value. If the fair value is less than the carrying value of the reporting unit, an impairment of goodwill possibly exists, and then step two is performed to measure the amount of impairment.

Under the two-step process, management made a determination of the fair value of Broadcast. Fair values were determined using an income approach, which estimated fair value based upon a ten-year projection of future revenues, expenses and cash flows, including a terminal (perpetuity) amount, discounted to present value. The present value was calculated using a discount rate equal to 9.5%, and was selected by management through a market analysis of comparable companies.

Based upon the step-one analysis performed at September 30, 2014, management concluded that there were no impairments to goodwill. Management determined that there were no indicators of impairment at December 31, 2014.

During 2014, the Parent completed the purchase of KOTA-TV (see Note 12). The Parent also disposed of goodwill in 2014 related to the sale of certain radio broadcast stations.

The changes in goodwill carrying amount for the year ended December 31, 2014, were as follows:

Balance—January 1, and December 31, 2013	$47,760
Goodwill acquired during the year	1,261
Goodwill disposed of during the year	(386)

Balance—December 31, 2014	$48,635

Intangible Assets—For the reporting period, management evaluates the remaining useful life of its intangible assets that are not being amortized to determine whether events and circumstances continue to support an indefinite useful life. In 2014, management concluded that an indefinite useful life was appropriate for the intangible assets not being amortized.

For the purpose of our impairment tests, similar indefinite-lived intangible assets in a geographic market are considered a single unit of account.

Management evaluates the unit of account to ensure our impairment tests are performed at an appropriate level. For the purpose of our impairment tests, we have grouped the recorded values of our similar and various indefinite-lived intangible assets in a manner that is reflective of how we manage and operate the assets and, therefore, the appropriate unit of account. The unit of account for FCC licenses is the geographic market station group. The carrying values of indefinite-lived intangible assets are reviewed for impairment annually or more frequently if an event occurs or conditions change that would indicate that the asset might be impaired. The impairment test consists of a comparison of the fair value of an intangible asset with its carrying amount. If the carrying amount of an intangible asset exceeds its fair value, an impairment loss is recognized in an amount equal to that excess.

Management made a determination of the fair value of indefinite-lived intangible assets consisting of FCC licenses. Fair values were determined using a “greenfield” method income approach for FCC licenses, which estimates fair value based upon a ten-year projection of future revenues, expenses and cash flows, including a terminal (perpetuity) amount, discounted to their present value. The present value was calculated using a discount rate equal to 9.5% and was selected by management through a market analysis of comparable companies.

Based upon review and testing performed at September 30, 2014, management concluded that there was no impairment at September 30, 2014. Management determined that there were no indicators of impairment at December 31, 2014.

The valuation methodologies and underlying financial information that are used to determine fair value require significant judgments to be made by management. These judgments include, but are not limited to, certain startup, market, market share and other assumptions related to “greenfield” method income approach, long-term projections of future financial performance, and discount rates used to determine the present value of future cash flows. Changes in such estimates or the application of alternative assumptions, such as selecting different market share factors, profitability assumptions, or discount rates, could produce significantly different results that include the possibility of impairments.

The gross carrying amount and accumulated amortization of Broadcast’s intangible assets as of December 31, 2014, were as follows:

	Weighted	Gross		Net
	Average	Carrying	Accumulated	Carrying
	Life	Amount	Amortization	Amount
	(years)
Amortized intangible assets:
Network affiliation agreements	22.7	$13,309	$(3,597)	$9,712
Other acquired contracts	4.1	8,328	(5,519)	2,809
Advertising and subscriber base and lists	9.5	996	(478)	518

Total amortized intangible assets		$22,633	$(9,594)	$13,039

Indefinite-lived intangible assets:
FCC Licenses				$57,753
Other intangible assets				144

Total indefinite-lived intangible assets				$57,897

Total intangible assets—net of accumulated amortization				$70,936

Goodwill				$48,635

Total intangible assets—net of accumulated amortization and impairment and goodwill				$119,571

Estimated amortization expense for the next five years ending December 31, is as follows:

Years Ending
December 31

2015	$1,215
2016	1,177
2017	959
2018	804
2019	765

5.	OTHER ASSETS

Other assets as of December 31, 2014, consisted of the following:

2014

Television program rights—less current portion	$776
Equity method investments	1,321
Cost method and other investments	444
Other	24

Total	$2,565

Television program rights assets are classified as current or long-term in accordance with the projected period to be benefited. The current portion of television program rights assets was $3,278 at December 31, 2014. Long-term portion of television program rights assets is recorded as a sub-component of other assets and was $776 at December 31, 2014.

In March 2002, Broadcast entered into an agreement to form a limited liability company, Augusta Tower LLC, with another television station to build, maintain, and operate a digital television tower for the two stations. Broadcast owns 50% of Augusta Tower LLC and accounts for the investment under the equity method. Broadcast records its share of earnings or losses as gain or loss in joint venture, which is reported as investment income in the combined statement of income. Losses recognized for the year ended December 31, 2014, were $30. The investment balance was $1,321 at December 31, 2014.

Broadcast has certain investments accounted for under the cost method totaling $444 at December 31, 2014.

6.	OTHER LIABILITIES

Liabilities under television program rights are classified as current or long-term in accordance with the contract payment terms. The current portion of liabilities under television program rights was $3,183 at December 31, 2014. Long-term portion of liabilities under television program rights is recorded as a component of other liabilities and was $759 at December 31, 2014. Broadcast has other liabilities of $242 at December 31, 2014.

7.	DEBT

Debt at December 31, 2014, consisted of the following:

2014

Perkin note (variable rate)	$5,172
Summit note (3.75% fixed rate)	1,987

Long-term debt	7,159

Less current portion of long-term debt	(750)

Long-term debt—less current portion	$6,409

On August 1, 2012, Perkin Media, LLC (“Perkin”) entered into an agreement for a $6,783 unsecured note at a floating interest rate with monthly installment payments of interest and principal due beginning on September 1, 2012, and the remaining principal balance due August 1, 2017. The floating rate is based upon the one month LIBOR plus 175 basis points and was 1.938% at December 31, 2014. Schurz on behalf of Broadcast signed a guaranty agreement with the bank for Perkin’s debt and has recorded the note in Broadcast’s combined financial statements (see Note 10).

On March 29, 2012, Summit Radio II, LLC (“Summit”), entered into an agreement for a $2,200 unsecured note at a fixed interest rate of 3.75%, with monthly installment payments of interest and principal due beginning on April 29, 2012, and the remaining principal balance due March 29, 2017. Schurz on behalf of Broadcast signed a guaranty agreement with the bank for Summit’s debt and has recorded the note in Broadcast’s combined financial statements (see Note 10).

Contractual maturities of debt for each of the next five years are as follows:

Years Ending
December 31

2015	$750
2016	753
2017	5,656

Total	$7,159

8.	BENEFIT PLANS

The Parent sponsors tax-qualified pension and savings plans which cover most employees. In addition, the Parent sponsors nonqualified benefit plans for certain individuals to restore the pension benefits that individuals would lose as a result of Internal Revenue Code limitations upon payment of benefits from a tax qualified pension plan. There are no employee contributions required in order to participate in the defined benefit plans. The Parent also sponsors postretirement medical benefits which cover most employees hired before 2008.

Broadcast employees participate in these funded and unfunded defined benefit pension plans and other postretirement benefit plan sponsored by the Parent, which include participants from Schurz’ Other Businesses. Broadcast’s obligations for participation in these plans are excluded from the Broadcast Sale and will be retained by Parent. In connection with these combined financial statements, such plans are accounted for as though they are multi-employer benefit plans. The difference in a multi-employer plan compared to a single employer plan is that all plan assets are available to pay benefits of any plan participant. Separate accounts are not maintained for Broadcast as participating employers. As a result, an asset or liability is not recorded in the combined balance sheet to recognize the funded status of these plans. Income of $240 was recorded for the year ended December 31, 2014 for the Parent’s total allocation of pension and other postretirement benefit net gains related to Broadcast employees. Income recognized in the combined financial statements is a result of the amortization of actuarial gains. The income (expense) recorded by Broadcast for each multi-employer benefit plan was as follows:

2014

Retirement benefit plan income	$313
Nonqualified supplemental retirement benefit plan expense	(324)
Postretirement healthcare benefits income	251

Total income of benefit plans	$240

Defined Contribution Plan—Broadcast participates in a defined contribution plan sponsored by the Parent, which includes participants from Schurz’ Other Businesses. Under the 401(k) retirement plan, Broadcast employee participants may contribute up to 50% of their annual compensation (subject to Internal Revenue Service limitations) and the employer may make a matching contribution on the employee’s contributions. In addition, the employer may also make additional discretionary contributions. The matching contributions are 100% of the first 1% of employee deferrals, and 50% of the next 5% of employee deferrals. Total expense for Broadcast contributions under the 401(k) retirement plan was $1,155 for the year ended December 31, 2014.

Nonqualified Supplemental Deferred Compensation Plan—Broadcast participates in a nonqualified defined contribution plan sponsored by the Parent, which includes participants from Schurz’ Other Businesses. Under the Supplemental Deferred Compensation Plan, eligible employees may elect to defer up to 100% of their annual bonus and up to 50% of their other annual compensation. There are no employer matching contributions for the Supplemental Deferred Compensation Plan. The Supplemental Deferred Compensation Plan liability is allocated to Broadcast based upon Broadcast’s employee participants and a calculation of Parent’s allocated employee participants, and was $10,905 at December 31, 2014. The related plan expense reported as a component of operating costs and expenses in the combined statement of income is allocated in proportion to the allocated plan liability and was $316 for the year ended December 31, 2014.

9.	other benefit PLANS

Nonqualified Benefit Plan—Broadcast participates in a nonqualified stock unit benefit plan sponsored by the Parent, which includes participants from Schurz’ Other Businesses. The Key Employee Stock Unit Plan (the “KEYSUP”) is a liability plan which grants “stock units” to certain key employees. Stock units are a contingent right to receive compensation based on the appreciation in the Parent’s “adjusted book value” of an equivalent number of shares of common stock between the date of stock unit grant and the date of the employees’ termination. The stock unit value of each common share represents 40% of the Parent’s adjusted book value per share at the end of the fiscal year immediately preceding the date of valuation. The KEYSUP provides for vesting in any compensation from appreciation after the employee completes five years of service, and for payment of the amounts in a lump sum at separation of employment. Compensation expense has been calculated as the sum of the appreciation (change in value) of all vested awards and the cost associated with the straight-line vesting of granted awards. The KEYSUP outstanding stock units, related liability, and related expense are allocated to Broadcast based upon Broadcast’s actual key employee participants and a calculation of Parent’s allocated key employee participants. The following table includes the portion of the stock units that have been allocated to Broadcast.

	Stock	Base Value	Intrinsic
	Units	Per Unit	Value

KEYSUP outstanding stock units:
Beginning of the year	755,387	$8.71
Grants	181,548	13.02
Redemptions	(29,638)	8.56

End of the year	907,297	9.60	$4,037

Exercisable at end of year	708,217	8.84	3,690

		2014

KEYSUP and other employee plans:
Accrued liability—end of year		$3,533
Compensation		294
Cash paid for redemptions		63

	2015	2014

KEYSUP appreciated value per share for grants and redemptions of stock units during the period	$14.05	$14.04

Broadcast expects to recognize $347 in total compensation expense over the next five years related to unvested stock units based on values at December 31, 2014.

Key Employee Cash Bonus Plan—Broadcast participates in a nonqualified cash bonus benefit plan sponsored by the Parent, which includes participants from Schurz’ Other Businesses. The Key Employee Cash Bonus Plan (the “Cash Bonus Plan”) grants “bonus units” to certain key employees. Bonus units are a contingent right to receive cash bonuses as declared from time to time. Broadcast recognized compensation expense relative to Broadcast’s actual employee participants and a calculation of Parent’s allocated employee participants under the Cash Bonus Plan of $307 for the year ended December 31, 2014.

10.	LOCAL MARKETING, OPERATING, AND SERVICES AGREEMENTS

Perkin Media, LLC—On October 1, 2006, Parent, on behalf of Broadcast, entered into an Advertising Representation Agreement (the “ARA”) and a Services Agreement with Perkin Media, LLC (“Perkin”). The ARA with Perkin has an initial term of 15 years, with a 15 year automatic renewal, and provides Broadcast the exclusive right to the sale of advertising air time for Perkin and KSPR, a television station located in Springfield, Missouri, in exchange for payment to Perkin and reimbursement of certain operating costs to Perkin. The Services Agreement obligates Broadcast to perform accounting and certain other services in support of the operation of Perkin, LLC in exchange for a fee and has an initial term of 15 years, with a 15-year automatic renewal. Schurz on behalf of Broadcast also entered into a guaranty agreement with the bank as guarantor of Perkin’s debt. Net revenues and operating costs recognized under these agreements in Broadcast’s combined financial statements were $7,750 and $5,292, respectively, for the year ended December 31, 2014.

Branson Visitor TV, LLC—In January 2009, Broadcast executed an Operating Agreement (the “OA”) to establish its majority interest in Branson Visitor TV, LLC (BVTV), a joint venture to broadcast a visitor channel in Branson, Missouri. Under the OA, Broadcast contributed cash and capital assets consisting of real estate, tower, FCC license and other broadcasting equipment totaling $301 for a 50.10% share, and is accounted for under the equity method. The OA does not expire. In May, 2009, Broadcast entered into a Services Agreement (the “SA”) with BVTV that obligates Broadcast to perform accounting and certain other services in support of the operation of BVTV in exchange for a fee and has an initial term of three years, with a three year automatic renewal. The SA expired on April 30, 2015 and automatically renewed through April 30, 2018. Net revenues and operating costs recognized under these agreements in Broadcast’s combined financial statements were $813 and $443, respectively, for the year ended December 31, 2014.

WAGT Television, Inc.—In October 2009, Broadcast executed an Operating Agreement for a third party to manage the operations of WAGT Television, Inc., effective January 1, 2010, with an initial term of 10 years. The agreement is automatically renewable for two successive terms of five years each and may be terminated at any time by mutual written agreement of the parties. Under the agreement, Broadcast retained all capital assets and remains the FCC licensee. The agreement also provides for a management fee and revenue share with the counter-party as compensation under the operating agreement. Net revenues and operating costs recognized under this agreement in Broadcast’s combined financial statements were $8,310 and $7,647, respectively, for the year ended December 31, 2014.

Douglas Road Radio, Inc.—In April 2012, Parent, on behalf of Broadcast, signed a guaranty agreement with the bank for Summit’s debt (see Note 7). Summit used the proceeds from the note to invest in Douglas Road Radio, Inc. (DRR) as majority investor. Broadcast contributed $1.1 million in return for a one-third minority interest in DRR. As a result of the guaranty of Summit’s note and investment in DRR, the financial position and results of operations for both Summit and DRR are included in Broadcast’s combined financial statements. Also, in April 2012, Broadcast executed a Local Marketing Agreement (LMA) to manage the operations of WSBT(AM), WNSN(FM), and W241AD radio stations (collectively, the “Stations”). The agreement expires March 30, 2022, unless extended by mutual agreement of the parties. Under the LMA, Broadcast retained all capital assets and remains the FCC licensee of the Stations. The LMA also provides for a management fee and revenue share to the Stations from DRR as compensation under agreement. Management assessed its minority investment in DRR and its LMA and determined DRR to be an affiliated investee entity to be included in Broadcast’s combined financial statements. Net revenues and operating costs recognized under this agreement in Broadcast’s combined financial statements were $5,695 and $5,358, respectively, for the year ended December 31, 2014.

11.	COMMITMENTS AND CONTINGENCIES

Litigation—Broadcast is involved with various legal actions arising in the ordinary course of its activities. Where applicable, a loss has been accrued for those cases where the potential liability is estimable and probable. It is the opinion of management that the ultimate liability, if any, with respect to these matters will not materially affect the financial position of Broadcast.

Divestiture Commitments—On September 14, 2015, we announced the Broadcast Sale that we anticipate completing in the first quarter of 2016. In the event we do not consummate the Broadcast Sale as a result of certain breaches by us of the terms of the Agreement, we may be required to pay Gray a termination fee as defined in the Agreement.

Contractual Commitments for Television Program Rights—Broadcast enters into commitments for television program rights which are not currently available for broadcast and, therefore, are excluded from the combined financial statements. These commitments aggregated to $7,074 at December 31, 2014. Payments generally commence when the programs become available for broadcast.

Leases—Broadcast leases certain equipment and real estate under operating leases with various terms. Total rental expense was $1,490 for cancelable and noncancelable operating leases for the year ended December 31, 2014.

As of December 31, 2014, future minimum annual lease payments under noncancelable operating leases are payable for each of the next five years ending December 31:

2015	$767
2016	681
2017	618
2018	445
2019	405
Thereafter	2,098

Total	$5,014

12.	Acquisitions

KOTA Television Station Group—On April 28, 2014, Rushmore Media Company, Inc. (“RMC”) on behalf of Schurz purchased substantially all the assets of a television station group and related activities located in Rapid City, South Dakota, to expand and grow Broadcast. Broadcast acquired all the television assets and operations of KOTA-TV and its three satellite television stations (KDUH-TV, Scottsbluff, NE; KHSD-TV, Lead-Deadwood, SD; and KSGW-TV, Sheridan, WY). The acquired assets are accounted for under the purchase method pursuant to FASB guidance and the results of operations of the acquired business are included in Broadcast’s combined financial statements from the date of acquisition. The total purchase price of $9,880 has been allocated to the acquired company’s tangible and intangible assets and liabilities based upon the fair values as of the date of acquisition. The purchase price was allocated as follows:

Cash and cash equivalents	$-
Current assets	52
Property, plant, and equipment	4,791
Network affiliation agreement and other amortizing intangibles	3,473
FCC license and other indefinite lived intangibles	475
Goodwill	1,261
Current liabilities	(172)

Total purchase price	$9,880

Before acquiring the KOTA television station group, RMC owned seven FCC licenses and operated six radio stations as a station group in the Rapid City market. Due to FCC regulations limiting radio and television cross ownership, FCC approval of the television station acquisition required subsequent divestiture of two of RMC’s radio FCC licenses.

On June 30, 2014, RMC divested of two radio FCC licenses (KBHB(AM), Sturgis, SD; and KKLS(AM), Rapid City, SD) and related assets. The assets were sold for $650 and had a net carrying value of $938. Net loss recognized on this sale of $288 was reported as a component of operating costs and expenses in the combined statement of income.

13.	SUBSEQUENT EVENTS

Management has evaluated the impact of subsequent events through December 21, 2015, and concluded that no material subsequent events, other than the expected sale of Broadcast operations discussed in Note 2, or those listed below, affecting Broadcast’s combined balance sheet and the related combined statements of income and cash flows and the related notes to the combined financial statements have occurred.

WDBJ Incident—On August 26, 2015, two Broadcast employees of WDBJ Television, Inc. (“WDBJ”) were fatally shot while conducting a live remote news interview. In addition, the person being interviewed was substantially injured. The alleged gunman was identified as a former WDBJ employee and pursued by the authorities. He died from a self-inflicted gunshot wound later that day.

Neither Schurz nor Broadcast Operations have received any claim notices with respect to this incident. While management cannot predict the potential for future litigation or other outcomes related to this incident, no material adverse effect on the financial condition of Broadcast Operations is expected as a result of this incident.

WAGT—Schurz and WAGT Television, Inc. (“WAGT”) received a letter from Media General Operations, Inc. (“MGO”) alleging that SCI and WAGT breached a certain Joint Sales Agreement and Shared Services Agreement (together the “WAGT Agreements”) by failing to give MGO proper notice of the potential sale of WAGT’s assets to Gray and by attempting to assign the WAGT Agreements to Gray. SCI and WAGT dispute the allegations. Schurz and WAGT understand that MGO and Gray are discussing MGO’s claim. Management cannot predict the potential outcome of this matter, including whether any lawsuit may be filed.

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